UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): August 18, 2009

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	333-67435	61-0912615
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1065 Ashley Street

Bowling Green, Kentucky 42103

(Address of principal executive offices and zip code)

(270) 393-0700

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2009, Citizens First Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The release announced the appointment of Steve Marcum, CPA as Executive Vice President and Chief Financial Officer of Citizens First Corporation and Citizens First Bank, Inc., the company’s wholly-owned subsidiary, effective as of August 24, 2009.

Marcum, 52, served previously in this role with Citizens First from October 2005 through January 2008. Immediately prior to his return to Citizens First, Marcum was employed at the Federal Deposit Insurance Corporation as a bank examiner and as senior manager with Holland CPAs, a Bowling Green, Kentucky public accounting firm, working as an audit and tax specialist. Marcum has held executive management positions in community banking throughout western Kentucky for 29 years.

Item 7.01 Regulation FD Disclosure.

See “Item 9.01 Financial Statements and Exhibits” for Exhibit 99.1 Press Release dated August 18, 2009 which is herein incorporated by reference.

Item 9.01 Financial  Statements and Exhibits.

99.1           Press Release dated August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation

  /s/ M. Todd Kanipe
                            M. Todd Kanipe, President and Chief Executive Officer

Date:  August 18, 2009

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